EXHIBIT 4.1

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                               USOL HOLDINGS, INC.
                               WARRANT CERTIFICATE

          Warrant to Purchase _________________ Shares of Common Stock

                              Issued: July 21, 1999

                             Expiring July 21, 2003

This warrant certificate ("Warrant") certifies that for value received [___________________] (together with any other person or entity to whom it may transfer the rights and interests granted hereunder, or a portion thereof, the "Holder" at any time and from time to time on any Business Day on or prior to 5:00 p.m. Pacific Standard Time on July 21, 2003 (the "Expiration Date"), is entitled to subscribe for and purchase from USOL Holdings, Inc., a Delaware corporation (the "Company") the Warrant Shares at the Exercise Price.

This Warrant is issued pursuant to that certain Asset Purchase Agreement dated July 21, 1999 by and among the Company, USOL, Inc., U.S. OnLine Communications, Inc. and certain selling shareholders (the "Asset Purchase Agreement"). A copy of the Asset Purchase Agreement may be obtained by the Holder at no charge from the Company at the Company's address set forth in Section 10 below.

1. Definitions. The following terms, as used herein, have the following meanings:

         "Board of Directors" means the board of directors of the Company.

         "Business Day" means and day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Closing Price" means, for any trading day with respect to each share of Common Stock, the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System. If the Company and the Holder are unable to agree

                                  Exhibit 4-1
upon the Closing Price for the Common Stock, then such dispute shall be resolved pursuant to the procedures for the determination of Fair Value set forth in
Section 4.6 below.

         "Commission" means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

         "Common Stock" means the Company's currently authorized common stock, par value $0.001 per share, and stock of any other class or other consideration into which such currently authorized Common Stock may hereafter have been exchanged.

         "Convertible   Securities"   means  any   stock  or  other   securities
convertible into or exchangeable for Common Stock.

         "Exercise Price" means $5.50 per Warrant Share, as adjusted from time to time pursuant to Section 4.

         "Merger" means the closing of the merger of the Company into FirstLink Communications, Inc. ("FLCI") pursuant to an Agreement and Plan of Merger dated as of July 21, 1999 by and between the Company, and FLCI.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality hereof.

         "Qualified IPO" means a firm commitment underwritten public offering of Common Stock pursuant to a registration statement under the Securities Act where both (i) the proceeds to the Company (prior to deducting any underwriters' discounts and commissions) equal or exceed Twenty-Five Million Dollars ($25,000,000) and (ii) upon consummation of such offering, the Common Stock is listed on the New York Stock Exchange or authorized to be quoted and/or listed on the Nasdaq National Market.

         "Securities Act" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

         "Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of this Warrant the number of which is set forth on the first page, (as adjusted from time to time pursuant to Section 4) or any portion thereof.

2. Term of Warrant. This Warrant shall terminated and expire at 5:00 p.m. (Pacific Standard Time) on the Expiration Date, and no Warrant Shares shall be purchasable by Holder after that date.

3.       Exercise of Warrant.

                  (a) Terms and Conditions of Exercise. There is no obliga-tion to exercise all or any portion of this Warrant. This Warrant is immediately exercisable. This Warrant may be exercised only be delivery to the Company of:

         (i) Written notice in form and substance identical to Exhibit "A" attached hereto (the "Exercise Notice"); and


                                  Exhibit 4-2

         (ii) Payment of the Exercise Price of the Warrant Shares being exercised (the "Purchased Shares"), either (A) in cash, by wire transfer of funds or by certified or cashier's check or (B) on a "cashless" basis in accordance with Section 3(e) herein.

Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates (containing, if applicable, the legend contained on the first page of this Warrant) representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 7, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks, if any, and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, prior to the issuance of such Warrant Shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. In the case of a dispute as to the determination of the Exercise Price, the Closing Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that is not disputed and shall follow the procedures for the determination of Fair Value set forth in Section 4.6 below.

                  (b) Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, excluding income taxes and related charges imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the reasonable satisfaction of the Company that no such tax or other charge is due.

                  (c) Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock upon an exercise of this Warrant. If any fraction of a share would, but for this restriction, be issuable upon an exercise of this Warrant, in lieu of delivering such fractional share, the Company shall pay to Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise.

                  (d) Holder of Record. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder.

                                  Exhibit 4-3

                  (e) Cashless Exercise. All or any part of this Warrant may be exercised on a "cashless" basis, by stating in the Exercise Notice such intention and the maximum number (the "Maximum Number") of shares of Common Stock the Holder desires to purchase in consideration of cancellation of all or a portion of this Warrant in payment for such exercise. The number of shares of Common Stock the Holder shall receive (the "Cashless Exercise Number") upon such exercise pursuant to this Section 3(e) shall equal the difference between the Maximum Number and the quotient that is obtained when the product of the Maximum Number and the then current Exercise Price is divided by the then Fair Value (as defined in Section 4.6 below).

4. Adjustments to Exercise Price and Number of Warrant Shares. The Exercise Price and number of Warrant Shares shall be subject to adjustment from time to time as follows:

         4.1 Except as provided in Section 4.5, in case, at any time or from time to time after the date hereof (the "Issuance Date"), the Company shall issue or sell any shares of any class of common stock for a consideration per share less than the Fair Value (as defined in Section 4.6 below), then forthwith upon such issuance or sale: (a) the number of Warrant Shares shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding (and those issuable with respect to Convertible Securities), if any, and (b) the Exercise Price in effect immediately prior to such issuance or sale shall be reduced to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect prior to the adjustment by a fraction determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Fair Value per share of Common Stock immediately prior to such issuance or sale, and (B) the consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale multiplied by the Fair Value per share of Common Stock immediately prior to such issuance or sale. No adjustment of the Exercise Price, however, shall be made in am amount less than one cent per share, but any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to two cents per share or more.

         4.2  For the purposes of Section 4.1 above,  the  following  paragraphs
(a) to (f) inclusive, shall also be applicable:

               (a) In case at any time the Company shall grant any rights to subscribe for, or any rights or options or warrants to purchase, Common Stock or any Convertible Securities, whether or nut such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise for such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (1) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options or warrants, plus the maximum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options or warrants which relate to such Convertible Securities, the maximum aggregate amount of additional consideration, if any payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall


                                  Exhibit 4-4
          be less than the Fair Value in effect immediately prior to the time of the granting of such rights or options or warrants, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share and the current Exercise Price and the number of Warrant Shares shall be adjusted as provided in
          Section 4.1 above. Except as provided in Section 4.4, no further adjustments of the Exercise Price or to the number of Warrant Shares shall be made upon the actual issue of such Common Stock or if such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               (b)In case at any time the Company shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (1) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Fair Value immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share and the Exercise Price and the number of Warrant Shares shall be adjusted as provided in Section 4.1 above, provided that (x) except as provided in
          Section 4.4, no further adjustments of the Exercise Price or to the number of Warrant Shares shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price or to the number of Warrant Shares have been or are to be made pursuant to other provisions of
          Section 4.2, no further adjustment of the Exercise Price or to the number of Warrant Shares shall be made by reason of such issue or sale.

               (c) With respect to any dividend or other distribution upon any stock of the Company payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration and the Exercise Price and number of Warrant Shares shall be adjusted as provided in Section 4.1 above.

               (d) In case any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company in good faith,

                                  Exhibit 4-5
          without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued in connection with any merger of another company into the Company, the amount of consideration therefor shall be deemed to be the fair value of the assets of such merged company as determined by the Board of Directors of the Company in good faith after deducting therefrom all cash and other consideration (if any) paid by the Company in connection with such merger.

               (e) In case any time the Company shall take a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (B) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (f) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, but the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of Section 4.

         4.3 In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares or upon any issuance by the Company of a greater number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, the number of Warrant Shares shall be proportionately increased, and the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced; conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares or upon any issuance by the Company of a lesser number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, the number of Warrant Shares shall be proportionately reduced, and the Exercise price in effect immediately prior to such combination shall be proportionately increased.

         4.4 If the purchase price provided for in any right or option referred to in paragraph (a) of Section 4.2, or the rate at which any Convertible
Securities referred to in paragraphs (a) or (b) of said Section 4.2 are convertible into or exchangeable for Common Stock, shall change or a different purchase price or rate shall become effective at any time or from time to time (other than under or by reason or provisions designed to protect against dilution), then, upon such change becoming effective, the Exercise Price then in effect hereunder shall forthwith be increased or decreased to such Exercise Price as would have obtained had the adjustments made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the granting or issuance at the time of such change of any such options, rights or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price. On the expiration of any right or option referred to in paragraph (a) of Section 4.2, or on the termination of any right to convert or exchange any Convertible Securities referred to in paragraphs (a) or (b) of said Section 4.2, the Exercise Price shall forthwith be readjusted to such amount as would have obtained had the adjustment made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any such right or option, or the rate at which any such Convertible Securities are convertible into or exchangeable for Common Stock, shall change at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or

                                  Exhibit 4-6
option or upon conversion or exchange of any such Convertible Security, the Exercise Price then in effect hereunder shall forthwith be decreased and the number of Warrant Shares shall forthwith be increased to such Exercise Price and number of Warrant Shares, as the case may be, as would have obtained had the adjustments made upon the issuance of such right or option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

         4.5 The following events shall not effect an adjustment to the Exercise Price pursuant to this Section 4:

               (a) The issuance of Common Stock by the Company upon the conversion of the Company's Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock;

               (b) The issuance of options to acquire shares of Common Stock not to exceed 10% of the outstanding shares of Common Stock, on a fully diluted basis, as of the effective date of this Certificate, from time to time issuable or issued to employees, consultants or directors of the Company granted or to be granted with the approval of the Board of Directors of the Company and the Common Stock issuable or issued upon exercise thereof;

               (c) The issuance of warrants to acquire 1,500,000 shares of Common Stock issued to former creditors of U.S. Online Communications, Inc. in connection with the sale of assets to the Company (the "Asset Sale") and the issuance of Common Stock issuable or issued upon exercise thereof;

               (d) The issuance of 750,000 shares of Common Stock in connection with the Asset Sale;

               (e) The issuance of warrants to acquire 325,000 shares of Common Stock issued to GMAC Commercial Mortgage Corporation in connection with the sale of certain of its assets to TheResidentClub.com Inc., an indirect wholly-owned subsidiary of the Company, and the issuance of Common Stock issuable upon exercise thereof; and

               (f) The issuance of warrants to acquire 259,000 shares of Common Stock to Amstar Capital Group or its Affiliates in connection with any financial advisory arrangements, and the issuance of Common Stock issuable or issued upon exercise thereof.

         4.6 "Fair Value" of the Common Stock as of a particular date shall mean the average of the daily Closing Prices for the preceding twenty trading days before the day in question. If no price can be determined by the foregoing method, "Fair Value" shall mean the fair value thereof as determined by mutual agreement reached by the Company and the Holder or, on the event the parties are unable to agree, an opinion of an independent investment banking firm or firms in accordance with the following procedure. In the case of any event which gives rise to a requirement to determine "Fair Value" hereunder, the Company shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable, but in any event within twenty (2) days following such event and if the procedures contemplated herein in connection with determining Fair Value have not been complied with fully, then any such determination of Fair Value for any purpose hereunder shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. Upon the occurrence of an event requiring the determination of Fair Value, the Company shall give the Holder notice of such event, and the Company and the Holder shall engage in direct good faith discussions to arrive at a mutually agreeable determination of Fair Value. In the event the Company and the Holder are unable to arrive at a mutually agreeable determination within thirty

                                  Exhibit 4-7

(3) days of the notice, an independent investment banking firm of national standing selected by the Company shall make such determination and render such opinion. The determination so made shall be conclusive and binding on the Company and the Holder. The fees and expenses of the investment banking firm retained for such purpose shall be shared equally by the Company and the Holder.

         4.7 If it is  expected  that there will  occur any event  described  in
Section 4, the Company shall give the Holder notice thereof, which notice shall be given not more than 30 days prior thereto and not less than 10 days prior thereto.

         4.8 The provisions of this Section 4 are intended to be exclusive, and the Holder shall have no other rights upon the occurrence of any of the events described in this Section 4.

         4.9 The grant of this Warrant shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         4.10 Whenever there shall be an adjustment as provided in this Section 4, the Company shall as soon as practicable cause written notice thereof to be sent to the Holder, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

5. Representations, Warranties and Covenants of Holder. By accepting this Warrant, Holder makes the following representations, warranties and covenants:

         5.1 Holder is acquiring this Warrant for its own account with the present intention of holding this Warrant for investment purposes only and not with a view to, or for sale in connection with, any distribution of this Warrant (other than a distribution in compliance with all applicable United States federal and state securities laws); provided; that nothing contained herein will prevent Holder and its permitted assigned from transferring this Warrant in compliance with the provisions of Section 7 of this Warrant.

         5.2 Holder agrees that it will not transfer any Warrant Shares without complying with each of the restrictions set forth herein. As a further condition to any transfer of the Warrant Shares, except if the transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to the Company any transfer of the Warrant Shares by the Holder would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested by the Company to ensure compliance by the transferee with the Securities Act. Holder is familiar with the provisions of the Securities Act and Rule 144 promulgated thereunder and understands that these restrictions on transfer may result in Holder being required to hold the Warrant Shares for a certain period of time before any sale of the Warrant Shares may be made.

6. Reservation of Common Stock. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all of the Warrants.


                                  Exhibit 4-8

7.       Restrictions On Transfer Or Exercise Of The Warrants.

         7.1 If in the reasonable opinion of counsel for the Company, or the opinion of counsel for the Holder, which opinion is reasonably satisfactory to counsel for the Company, all future dispositions of any of this Warrant or the related Warrant Shares by the contemplated transferee would be exempt from the registration and prospectus delivery requirements of the Securities Act and any applicable state securities laws, then the restrictions on transfer of such securities contained in this Section 7 shall not apply to any subsequent transfer hereof or thereof and the legend set forth on the first page of this Warrant may be removed.

         7.2 This Warrant may be exchanged, at the option of the Holder, for another Warrant, or other Warrants of different denominations, or like tenor and representing, in the aggregate, the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender hereof to the Company or its duly authorized agent. Notwithstanding the foregoing, the Holder may not transfer, sell, pledge, assign or hypothecate this Warrant or the related Warrant Shares to any Person, and no Person other than Holder may exercise this Warrant unless the transfer of this Warrant or the related Warrant Shares to such Person was permitted by this Section 7. Prior to any exercise of this Warrant or any transfer or attempted transfer of this Warrant or the related Warrant Shares, Holder shall give the Company written notice of its intention so to do, describing briefly the manner of any such proposed exercise, sale or transfer. The Company agrees to permit such exercise or transfer, provided that such exercise, sale or transfer is not prohibited by this Section 7 and that the Company is reasonably satisfied that such exercise, sale or transfer complies with all applicable federal and state securities laws and regulations, and provided, further, in the case of a sale or transfer, Holder delivers to the Company a Notice of Assignment in the form attached to this Warrant as Exhibit "B."

         7.3 If in the reasonable opinion of counsel for the Company, notwithstanding the opinion of counsel to Holder to the contrary, if any, the proposed transfer of such Warrant Shares or Warrants may not be effected without registration thereof under the Securities Act, the Company shall, as promptly as practicable, so notify Holder and Holder shall not consummate the proposed transfer.

8. Call Provisions. The provisions of this Section 8 shall be appli-cable upon the registration of the Warrants pursuant to Section 9:

         8.1 Commencing on the date on which the Common Stock of the Company has been publicly trading on a national securities exchange or on the Nasdaq National Market for not fewer than thirty (30) consecutive trading days at a Closing Price of $9.00 per share or higher, and at all times thereafter, the Company may, at its option, redeem all (but not less than all) outstanding Warrants on a date specified by the Company (the "Call Date") by paying $0.25 per Warrant Share (the "Call Price") in cash out of funds legally available for such purpose.

                 (a) Notice and Redemption Procedures. Notice of the redemption of the Warrants pursuant to this Section 8 (a "Notice of Redemption") shall be sent to the Holders of record of the Warrants to be redeemed by first class mail, postage prepaid, at each such Holder's address as it appears on the stock record books of the Company not more than 120 nor fewer than 90 days prior to the Call Date, which date shall be set forth in such notice (the "Call Date"). In order to facilitate the redemption of the Warrants, the Board of Directors may fix a record date for the determination of the Holders of the Warrants to be called not more than 30 days prior to the date the Notice of Redemption is mailed. At any time before the Call Date, each Holder of the Warrants called for redemption may exercise all or any portion of such Holder's Warrants in accordance with Section 3 of this Warrant. Any Warrants so exercised shall not be subject to the call provisions of this Section 8. On or after the Call Date,

                                  Exhibit 4-9
each Holder of the Warrants called for redemption that have not been exercised before the Call Date shall surrender such Warrants to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Call Price for such Warrants.

                  (b) Deposit of Funds. The Company shall, on or prior to the Call Date, deposit with its transfer agent or other redemption agent in the State of Texas having a capital and surplus of at least $500,000,000 selected by the board of Directors, as a trust fund for the benefit of the Holders of the Warrants to be redeemed, cash that is sufficient in amount to redeem the
Warrants to be redeemed in accordance with the Notice of Redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective Holders of such Warrants, as evidenced by a list of such Holders certified by an officer of the Company, the Call Price upon surrender of their respective Warrants. Such deposit shall be deemed to constitute full payment of the Call Price for such Warrants to the holders, and from and after the date of such deposit, all rights of the Holders of the Warrants, shall cease and terminate. In case Holders of any Warrants called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Company the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the Holders thereof and the sole right of such Holders, with respect to Warrants to be redeemed, shall be to receive the Call Price as general creditors of the Company. Any interest accrued on any funds so deposited shall belong to the Company, and shall be paid to it from time to time on demand.

9. Registration. The Company covenants that as soon as practicable after the consummation of (i) the Merger or (ii) a Qualified IPO, the Company shall file a registration statement with the Commission to register the Warrants for public trading. In addition, in connection with the issuance of this Warrant, the Company agrees that the Holder shall have the registration rights set forth in the Registration Rights Agreement in substantially the form attached hereto as Exhibit "C."

10.      Miscellaneous.

         10.1 In no event shall Holder have any right or authority to execute any contract, document or obligation for or on behalf of the Company; it being recognized that the relationship between Holder, on the one hand, and the Company, on the other hand, is that of independent contractor and in no event shall this document be construed to create a joint venture or partnership.

         10.2 Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of this Warrant if mutilated), including an affidavit of the Holder that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

         10.3 All notices or demands required or permitted hereunder shall be in writing and shall be delivered personally, electronically, telegraphically, or by express or certified mail or registered mail or by private overnight express mail service. Delivery shall be deemed conclusively made (i) at the time of delivery if personally delivered, (ii) immediately in the event notice is delivered by transmittal over electronic or telephonic transmitting devices, such as telex or telecopy, provided, the party to whom the notice is delivered has a compatible device and electronically or by other written document confirms receipt thereof, or the party otherwise confirms actual receipt thereof, (iii) at the time that the telegraphic agency confirms to the sender delivery thereof to the addressee if served telegraphically, (iv) twenty-four (24) hours after delivery to the carrier if served by any private, overnight express mail

                                  Exhibit 4-10
service, (v) twenty-four (24) hours after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by express mail, or (vi) five (5) days after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail.

Any notice or demand to the Company shall be given to:

                  USOL Holdings, Inc.
                  10300 Metric Boulevard
                  Austin, TX  78758
                  Attention:  Secretary

                  with a copy to:

                  Jenkens & Gilchrist
                  600 Congress Avenue, Suite 2200
                  Austin, TX  78701
                  Attention:  J. Rowland Cook

Any notice or demand to the Holder shall be given to the address of the Holder currently maintained on the books and records of the Company.

Any party may, by virtue of written notice in compliance with this paragraph, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be delivered.

         10.4 Any controversy arising out of or relating to this Warrant, or the making, performance or interpretation thereof, including the interpretation and scope of this arbitration provision, claims arising thereunder or relating thereto, and any claims involving statements, agreements or representations made during the negotiation of this Warrant, or in those situations in which arbitration is specifically called for in this Warrant, shall be settled by final and binding arbitration in accordance with the Commercial Arbitration rules of the American Arbitration Association, before three arbitrators of whom at least one shall be a certified public accountant and one shall be an attorney, each with at least ten years of practice in their respective fields.

         10.5 Each party shall execute and deliver all such further instruments, documents and papers, and shall perform any and all acts necessary, to give full force and effect to all of the terms and provisions of this Warrant.

         10.6 All the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

         10.7 This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and fully to be performed therein. In all matters of interpretation, whenever necessary to give effect to any provision of this Warrant, each gender shall include the others, the singular shall include the plural, and the plural shall include the singular. The titles of the paragraphs of this Warrant are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Warrant. All remedies, rights, undertakings, obligations and agreements contained in this Warrant shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any party. Each party and its counsel have reviewed and revised this Warrant. As a result, the normal rule of construction to the effect that any ambiguities are

                                  Exhibit 4-11
to be resolved against the drafting party shall not be employed in the interpretation of this Warrant or any amendments or exhibits thereto.

         10.8 In the event of any litigation or arbitration between the parties hereto respecting or arising out of this Warrant, the prevailing party shall be entitled to recover reasonable legal fees, whether or not such litigation or arbitration proceeds to final judgment or determination.

         10.9 Any litigation or arbitration between the parties shall occur exclusively in the County of Travis, State of Texas.

         10.10 The terms and conditions of this Warrant shall be subject to all applicable laws and regulations of any governing jurisdictions. If any clause or provision of this Warrant is illegal, invalid or unenforceable under present or future laws effective during the term of this Warrant, then and, in that event, the remainder of this Warrant shall not be affected thereby, and in lieu of each clause or provision of this Warrant that is illegal, invalid or unenforceable, there shall be added a clause or provision as similar in terms and in amount to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable, as long as it does not otherwise frustrate the principal purposes of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer and its corporate seal to be hereunto affixed, and attested by its Secretary, all as of the day and year first written above.

                                                     USOL HOLDINGS, INC

                                                     By:
                                                              ------------------
                                                     Name:    Robert Solomon
                                                     Title:   President

[Seal]
Attest:



--------------------------------
Name:    Don Barlow
Title:   Assistant Secretary

                                  Exhibit 4-12

                                   EXHIBIT "A"
                               NOTICE OF EXERCISE
                (To be signed only upon exercise of the Warrant)

TO:      USOL HOLDINGS, INC.

The undersigned hereby irrevocably elects to exercise the purchase rights represented by the Warrant granted to the undersigned as of July 21, 1999 and to purchase thereunder ___________* shares of Common Stock of USOL HOLDINGS, INC. (the "Company") and herewith tenders payment of $__________ in full payment of the purchase price of such shares being purchased, such payment being made by
(i) $_________ by wire transfer of funds or by certified or cashier's check and/or (ii) cancellation of such Warrant based upon a Maximum Number (as defined in the Warrant) of _________ shares of Common Stock.

Dated: _______________, __________




                                                  ------------------------------
                                                  (Signature must conform in all
                                                  respects to  name of holder as
                                                  specified  on  the face of the
                                                  Warrant)


                                                  ------------------------------
                                                   (Please Print Name)


                                                  ------------------------------
                                                   (Address)

*Insert here the number of shares being exercised, without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                  Exhibit 4-13

                                   EXHIBIT "B"
                              NOTICE OF ASSIGNMENT

(To be signed only upon a proposed transfer of the Warrant)

TO:      USOL HOLDINGS, INC.

The undersigned desires to transfer the purchase rights represented by the Warrant granted to the undersigned as of July 21, 1999 by USOL HOLDINGS, INC. (the "Company"), A description of the proposed transfer, including the identity of the transferee and the number of Warrants transferred, is attached to this Notice.

The undersigned represents and warrants to the Company that the proposed transfer is not prohibited by Section 7 of the Warrant, and that the proposed transfer is not in violation of any applicable federal or state securities laws or regulations.

Dated: _______________, __________





                                                  ------------------------------
                                                  (Signature must conform in all
                                                  respects to  name of holder as
                                                  specified  on  the face of the
                                                  Warrant)


                                                  ------------------------------
                                                   (Please Print Name)



                                                  ------------------------------
                                                   (Address)

The proposed transfer is hereby approved by the Company pursuant to the terms of
Section 7.2 of the Warrant.

Dated: _______________, __________
                                                     USOL HOLDINGS, INC

                                                     By: _______________________
                                                     Its:_______________________

                                  Exhibit 4-14